Exhibit 99.1

Solidion Technology Eliminates 3.4 Million Warrants and Derivative Liabilities in Strategic Financing Restructuring

Long-term investors Madison Bond LLC and Bayside Project LLC convert entire 3.4 million Pre-Funded Warrants into common stock to be held for at least one year, strengthening Solidion’s balance sheet and shareholder alignment.

DALLAS, Oct. 8, 2025 /PRNewswire/ -- Solidion Technology Inc. (“Solidion” or the “Company”) (Nasdaq: STI), an advanced battery technology solutions provider, announces a comprehensive restructuring of its previous $4 million equity financing announced on August 30, 2024. This strategic restructuring eliminates potential dilution of up to 3.4 million Pre-Funded Warrants, which the Company believes will significantly enhance shareholder value and position the Company to move forward with a large strategic investor that is vested in the long term vision of the company.

KEY HIGHLIGHTS OF THE EQUITY FINANCING RESTRUCTURING

●	Warrant Elimination: All Series C and D warrants associated with the August equity financing are cancelled, removing a major source of potential dilution of up to 3.4 million Pre-Funded Warrants.

●	Balance Sheet Strengthening: Approximately $10 million in derivative liabilities eliminated, increasing shareholder equity and simplifying financial reporting.

●	Long-Term Investor Commitment: Madison Bond LLC and Bayside Project LLC will convert the entire warrant allocation to common stock, committing to hold for at least 12 months.

●	Future Financing Flexibility: The transaction eliminates the reliance on future Pre-Funded Warrant financings or other types of overly dilutive structures which could negatively impact Solidion’s stock price.

“As we move further towards commercialization with large scale customers, it is of the utmost importance to have a partner that’s in it for the long haul,” said Jaymes Winters, CEO of Solidion Technology. “This restructuring will put Solidion in a much better position to enhance shareholder value.”

Jessica Pierson, spokesperson for both Madison Bond and Bayside Project issued the following statement: ” This is an outstanding opportunity for Madison Bond and Bayside Project to align with a company whose technology stands at the forefront of the energy revolution. We believe Solidion’s innovations in advanced battery materials are setting new industry benchmarks and have the potential to redefine performance, safety, and scalability across multiple sectors. The decision to retire all short-term warrants and convert into long-term equity reflects our conviction that Solidion’s value will be realized over time as commercialization expands and industry partnerships deepen. We are not just investors — we’re partners in building the future of energy storage. We see this as a multi-year growth story, backed by a management team with the vision and discipline to execute at scale.”

About Solidion Technology, Inc.

Headquartered in Dallas, Texas with pilot production facilities in Dayton, Ohio, Solidion’s (NASDAQ: STI) core business includes manufacturing of battery materials and components, as well as development and production of next-generation batteries for energy storage systems and electric vehicles for ground, air, and sea transportation. Solidion holds a portfolio of over 525 patents, covering innovations such as high-capacity, non-silane gas and graphene-enabled silicon anodes, biomass-based graphite, advanced lithium-sulfur and lithium-metal technologies.

For more information, please visit www.solidiontech.com or contact Investor Relations.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Solidion Technology Inc., (NASDAQ: STI) (the “Company,” “Solidion,” “we,” “our” or “us”) desires to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and is including this cautionary statement in connection with this safe harbor legislation. The words “forecasts” “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required by law.